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                                                                   Exhibit 10.1


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is dated as of April 9, 1997, by and between TradeWave Corporation ("BUYER"), a Florida corporation and wholly owned subsidiary of CyberGuard Corporation ("CYBERGUARD"), a Florida corporation, having its principal place of business at 2101 West Cypress Creek Road, Fort Lauderdale, Florida, and TradeWave Corporation, a Delaware corporation ("SELLER"), having its principal place of business at 3636 Executive Center Drive, Suite 100, Austin, TX 78731.

         Seller is engaged solely in the business of developing, marketing, licensing and supporting a suite of software products and related services (the "BUSINESS"). The parties have entered into a letter of intent dated March 13, 1997 (the "LETTER OF INTENT") providing for, among other things, the purchase by Buyer of certain of the Seller's assets. Seller wishes to sell, and Buyer wishes to purchase, substantially all of the assets of Seller (as more fully described below) and assume certain liabilities of the Business, for the purchase price and upon the terms and subject to the conditions described in this Agreement, and to terminate the Letter of Intent.

         In consideration of the premises and the mutual promises, terms, and conditions herein made, the parties, intending to be legally bound, agree as follows:

         1. Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Paragraph hereof), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all those assets, properties, privileges, rights, interests, business and goodwill owned by Seller or in which Seller has an interest (except the Excluded Assets, as such term in defined in Paragraph 2. hereof) that are used or held for use in connection with the operation of the Business, of every kind and description, real, personal and mixed, tangible and intangible and wherever located (the assets, properties, privileges, rights, interests, business and goodwill being transferred hereunder are hereinafter referred to collectively as the "ASSETS"), free and clear of any liability, debt, mortgage, security interest, lien, claim, encumbrance, title defect, pledge, charge, assessment, covenant, royalty obligation, encroachment and burdens of any kind or nature whatsoever (collectively, "ENCUMBRANCES") other than the Assumed Liabilities (as defined below). Without limiting the generality of the foregoing, the Assets shall include all of Seller's right, title and interest in and to the following (except to the extent any of the following constitute Excluded Assets):

                  (a)      Those assets appearing on Schedule hereto;

                  (b) Seller's accounts receivable as shown on Seller's unaudited March 10, 1997 balance sheet (the "BALANCE SHEET") and any accounts receivable previously written off.;

                  (c)      Seller's cash on hand on the Closing Date;

                  (d) all other non-current assets of Seller, including without limitation, property, plant, fixtures, inventories and supplies (including building service and mechanical supplies), machinery and equipment (including all spare parts), vehicles, furniture and furnishings, fixtures, displays, office equipment, computers, telephone systems, tools,


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         memorabilia, leasehold improvements, tangible personal property and current operational systems such as the certificate authority server;

                  (e) The Business and its permits, licenses, telephone numbers, customer lists, vendor lists, advertising material and data, restrictive covenants, choses in action, rights of recovery, rights of recoupment, together with all books, computer software, files, papers, records and other data of Seller relating to its assets, properties, business and operations;

                  (f) all of Seller's right, title and interest in and to those Seller Contracts listed on Schedule 6.(g) hereto that are not listed on Schedule hereto as Excluded Assets (the "ASSUMED CONTRACTS");

                  (g) All of Seller's right, title and interest in and to all intellectual property used in, or necessary to conduct the Business (collectively "INTELLECTUAL PROPERTY"), including without limitation, rights worldwide to all trademarks, copyrights, service marks, trade names, patents, licenses, mask works, trade secrets, schematics, sketches, designs, notebooks, reports, memoranda, drafts, worksheets, procedures, technology, source code, computer software programs, know-how, documentation, support materials, customer lists, files, "golden master" and any inventory of TradeVPI and other program products, and any other physical or electronic forms of information, and, without limiting the generality of the foregoing, all worldwide copyrights in and to TradeVPI, its source code, the documentation and/or the end-user documentation whether registered or unregistered, vested or inchoate, and including the right to sue and recover damages for infringements and including any past infringements and any such rights acquired by Seller between the date hereof and the Closing Date;

                  (h)      All of Seller's utility, security and other deposits;

                  (i) All rights and incidents in and to all licenses, permits and approvals (other than corporate charters and qualifications to do business) issued by any governmental body relating to the Business and in effect as of the Closing Date, which are capable of being transferred; and

                  (j) All of Seller's right and incidents of interest arising in connection with the Assumed Liabilities, including all deposits and reserves relating thereto.

         Notwithstanding anything to the contrary in this Agreement, Seller does not represent or warrant to Buyer that there exist any assets of Seller other than those set forth on Schedule hereto.

         2. Excluded Assets. Notwithstanding anything to the contrary in Paragraph hereof, Seller shall not be obligated to sell, convey, grant, assign, transfer or deliver to Buyer any of the assets (referred to herein collectively as the "EXCLUDED ASSETS") set forth on Schedule 2. hereto, all of which shall be retained by Seller as its personal property and shall not be sold or conveyed to Buyer hereunder.


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         3.       Assumption of Certain Liabilities.

                  (a) At the Closing, Buyer shall assume all the following liabilities (the "ASSUMED LIABILITIES"):

                           (i) the assumption of liabilities under the Assumed Contracts to the extent that such liabilities arise after the Closing and to the extent such liabilities are based on the terms of such Assumed Contracts.

                           (ii)     the assumption of customer service
                  requirements represented as "deferred revenue" on the Balance Sheet up to a maximum amount of $

                           (iii) the assumption by Buyer of that certain original lease dated May 4, 1995 with Koger Equity, Incorporated (having an initial occupancy date of July 1, 1995) at the rate currently in effect thereunder and for a period no longer than the leasehold interest currently held by Seller pursuant thereto (the "FACILITIES LEASE").

                  (b) Except for the Assumed Liabilities, Buyer shall not assume nor be liable for, nor shall Buyer be deemed to have assumed or to be liable for, any other liabilities or obligations of Seller, fixed or contingent, known or unknown, matured or unmatured, liquidated or unliquidated, secured or unsecured, whether arising prior to, on or after the Closing.

                  (c) The assumption by Buyer of the Assumed Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with Seller, except to the extent the other party or parties to an Assumed Contract may become able to enforce such obligations against Buyer.

         4. Purchase Price. In full consideration for the Assets and the covenants, representations and warranties contained in this Agreement and any ancillary Agreement, Buyer shall pay to Seller an initial aggregate purchase price as follows:

                  (a) Buyer shall pay to Seller by wire transfer or otherwise in immediately available funds the amount (the "CASH CONSIDERATION") of Four Hundred Thousand Dollars ($400,000) less 10/12 of certificate authority cash receipts for the period January 1, 1997 through March 10, 1997 and less the amount of any "ADVANCE" (as such term is defined in Paragraph below) up to a maximum amount of $220,000; and

                  (b) Buyer shall pay to Seller a royalty (the "ROYALTY CONSIDERATION") of 3% of certificate authority revenues related to OASIS (as defined in Paragraph 6.(m) received each month for twenty-four months beginning on the Closing Date, subject to the following:

                           (i) the payment of the Royalty Consideration shall be made no later than the 10th day of each month with respect to certificate authority revenues received in the preceding month; and


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                           (ii)     Buyer may at any time terminate its
                  obligation to pay any further Royalty Consideration by paying Seller $200,000, in which case the obligation to pay Royalty Consideration shall terminate immediately upon such payment and no further Royalty Consideration shall be due or payable hereunder with respect to any subsequent month.

         5. Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Seller on April 9, 1997 or at such other time and place as the parties shall mutually determine. The date of the Closing is sometimes herein referred to as the "CLOSING DATE." Legal title, equitable title, and risk of loss with respect to the Assets will not pass to Buyer until the Assets are transferred at the Closing pursuant to the transaction documents required hereunder.

         6. Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyer that the statements contained in this Paragraph 6 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made anew on such date):

                  (a) Except as set forth in Schedule 6.(a) attached hereto, Seller has good and marketable title to the Assets, free and clear of all Encumbrances. The Assets constitute all the assets used by Seller in connection with the operation of the Business. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Assets, free and clear of all Encumbrances except for Assumed Liabilities.

                  (b) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and Seller has the requisite corporate power and authority to carry on the Business as presently conducted and to own, lease and operate the Assets. The Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it in connection with the Business makes such qualification necessary. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other transaction documents referred to herein, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other transaction documents referred to herein, the performance of Seller's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and SunRiver Corporation, its sole shareholder. Each of this Agreement and the other transaction documents delivered or to be delivered by Seller hereunder has been, or at Closing will be, duly and validly executed and delivered by Seller and constitutes, or at Closing will constitute, the legal, valid and binding agreement of Seller and is, or at Closing will be, enforceable in accordance with its respective terms, subject to the possibility that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and


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         other similar laws now or hereinafter in effect relating to creditors'
         rights generally, and (ii) principles of equity.

                  (c) Seller owns or is licensed to use all Intellectual Property, free and clear of all Encumbrances and without conflict with the rights of others. Other than as set forth in Schedule , no Intellectual Property is used in, or necessary to conduct the Business in the manner as conducted on and prior to March 7, 1997.. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that Seller owns or uses and to consummate the transfer and assignment thereof to Buyer. Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller. Schedule 6.(c) contains a true and correct description of the following:

                           (i) All Intellectual Property currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party; and

                           (ii) All agreements relating to Intellectual Property that Seller is licensed or authorized to use from others or which Seller licenses or authorizes others to use.

                  (d) All liabilities of Seller (whether accrued, unmatured, contingent, or otherwise and whether due or to become due) are either set forth on Schedule 6.(d) attached hereto or included in the Balance Sheet, except for liabilities incurred since March 10, 1997 in the ordinary course of business as theretofore conducted that are not materially adverse to the operations or prospects of the Business (for these purposes, "ordinary course" shall not include breaches of contract, torts, or violations of law). This Agreement and the transactions contemplated hereby will not result in Buyer's assuming any liabilities whatsoever of Seller other than the Assumed Liabilities.

                  (e) Schedule 6.(e) attached hereto sets forth a list of all of the accounts receivable of Seller as of March 10, 1997, which accounts, plus cash plus cash received by Seller from payments on accounts receivable since March 10, 1997, equals at least the amount of accounts receivable as shown on the Balance Sheet. Except as set forth in Schedule 6.(e) attached hereto, all of Seller's accounts receivable have arisen in the ordinary course of business and, together with the allowance for doubtful accounts, have been reflected in the Seller's Balance Sheet in accordance with generally accepted accounting principles consistently applied. All such accounts receivable net of allowance for doubtful accounts, are bona fide, valid and binding receivables representing obligations


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         for the face dollar amount thereof and are subject to no defenses, counterclaims or set-offs of any nature whatsoever.

                  (f) Schedule 6.(f) attached hereto contains a list of Seller's ten largest customers and suppliers (measured by dollar volume of purchases and sales, as applicable) and the estimated dollar amount and percentage of Seller's business which each such customer or supplier represented during Seller's latest completed fiscal year. Seller is engaged in no material disputes with any customers or suppliers. To Seller's knowledge, except as set forth on Schedule 6.(f), no customer or supplier is considering termination, non-renewal, or any adverse modification of its arrangements with Seller, and, to Seller's knowledge, the transactions contemplated by this Agreement will not have a material adverse effect on Seller's relationship with any of its suppliers or customers.

                  (g) Schedule 6.(g) attached hereto contains a list of all contracts, leases, agreements and commitments to which Seller is a party or by which it or the Assets are bound or which otherwise relate to the Business, including summaries of the terms of any unwritten commitments (hereinafter referred to collectively as the "SELLER CONTRACTS"). Seller has made available to Buyer true copies of all Seller Contracts. Except as set forth in Schedule 6.(g), (i) Seller and the other parties thereto, have complied in all material respects with all of the Seller's Contracts, all of which are valid and enforceable; (ii) all of Seller's Contracts are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof, or give rise to any lien, claim, Encumbrance, or restriction on any of the Assets or properties of Seller; (iii) all of Seller's contracts, leases, and commitments have been entered into on an arm's-length basis; and (iv) none of Seller's purchase commitments is in excess of the normal requirements of its business or at an excessive price.

                  (h) Seller holds, and is in compliance with, all licenses, permits and authorizations required for the use of the Assets and the operations of the Business, which licenses, permits and authorizations are listed on Schedule 6.(h) attached hereto.

                  (i) Except as set forth on Schedule 6.(i) attached hereto, there are no outstanding judgments, decrees, injunctions, orders, rulings or charges to which Seller, the Business or the Assets are subject, and there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, threatened against Seller, the Business or the Assets.

                  (j) Seller is in compliance with all applicable laws and regulations relating to the employment of labor and employment practices; Seller is not a party to any collective bargaining agreement; Seller has not engaged in any unfair labor practice; there has been no attempt to organize the employees of Seller into a collective bargaining unit, and there is no labor strike, slowdown, stoppage, grievance or other labor difficulty pending or threatened with respect to Seller; there are no pension, profit-sharing, savings, thrift, medical benefit, death benefit, disability, vacation, sick leave, bonus, commission, or other


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         fringe benefit plans, policies or arrangements applicable to the employees of Seller except as listed on Schedule ; and Seller is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  (k) Seller is in compliance with all applicable laws and regulations, including without limitation those dealing with occupational safety and health and those dealing with the use, generation, storage and disposal of hazardous, toxic and polluting substances, underground storage tanks and all other environmental matters. Seller has not transported, generated, stored or disposed of any hazardous, toxic or polluting substances or arranged for the transportation of any such substances to any location which is listed or proposed for listing under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to claims against the Seller or the Business for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or under applicable state laws or regulations.

                  (l)      Seller owns no real property.

                  (m) Except as set forth on Schedule 6.(m) attached hereto, there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority or any third party as a condition to the lawful consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and the other transaction documents contemplated hereby will not: (i) conflict with or result in any breach of any provision of any law or the Certificate of Incorporation or other charter documents or Bylaws of Seller; (ii) conflict with or result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Seller Contract (including without limitation any contract or arrangement related to the "OASIS") or other instrument or obligation to which Seller is a party or by which any of Seller or any of the Assets may be bound, assuming the consents or other authorizations set forth on Schedule 6.(m) are obtained; (iii) violate any order, writ, judgment, injunction or decree applicable to Seller or the Assets; or (iv) result in the creation or imposition of any Encumbrances upon any of the Assets nor give rise to any extraordinary rights or remedies in favor of parties to the Seller Contracts (including without limitation contracts or arrangements related to the OASIS). For purposes of this Agreement, the "OASIS" means the federally mandated on-line transmission capacity purchasing program known as the Open Access Same-time Information System.

                  (n) Seller has filed all necessary state, federal and local tax returns applicable to the operation of the Business required to be filed prior to the date hereof. Seller has satisfied all tax obligations as are due and payable under applicable law.



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                  (o)      Seller has had no dealings with any broker, finder or
         agent in connection with the transactions contemplated by this Agreement.

                  (p) Except as set forth in Schedule 6.(p) attached hereto, the Balance Sheet of Seller and the unaudited statements of income and cash flows for the calendar year ended December 31, 1996 as previously furnished to Buyer have been prepared in accordance with general accepted accounting principles consistently applied and fairly present the financial condition of the Seller and results of operations of the Seller as at the dates and for the periods indicated.

                  (q) Neither this Agreement nor any Schedule or other document furnished by the Seller in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein not misleading.

         7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Seller that the statements contained in this Paragraph 7. are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made anew on such date).

                  (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Florida, and Buyer has the requisite corporate power and authority to carry on its business as presently conducted and to own, lease and operate its assets. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other transaction documents referred to herein, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other transaction documents referred to herein, the performance of Buyer's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement and the other transaction documents delivered or to be delivered by Buyer hereunder has been, or at Closing will be, duly and validly executed and delivered by Buyer and constitutes, or at Closing will constitute, the legal, valid and binding agreement of Buyer and is, or at Closing will be, enforceable in accordance with its respective terms, subject to the possibility that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to creditors' rights generally, and (ii) principles of equity.

                  (b) There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority or any third party as a condition to the lawful consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations under this Agreement and the other transaction documents contemplated hereby will not: (i) conflict with or result in any



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         breach of any law or any provision of the Articles of Incorporation or other charter documents or Bylaws of Buyer; (ii) result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of contract or other instrument or obligation to which Buyer is a party or by which Buyer may be bound; or (iii) violate any order, writ, judgment, injunction or decree applicable to Buyer.

                  (c) Buyer has had no dealings with any broker, finder or agent in connection with the transactions contemplated by this Agreement.

         8. Conditions Precedent to Buyer's Obligations Hereunder. Buyer's obligations to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the conditions that:

                  (a) All representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date;

                  (b) The Assets (but not the Excluded Assets) shall have been conveyed, transferred and assigned to Buyer by appropriate bills of sale, assignments and other instruments of transfer and conveyance, in form and substance reasonably satisfactory to the Buyer's counsel, and which shall have vested in Buyer all of Seller's right, title and interest in and to such Assets free and clear of all Encumbrances; Seller otherwise shall have complied with (or Buyer shall have waived) all covenants contained herein required to be performed at or prior to the Closing Date; and Seller shall have delivered a certificate of an officer of Seller that all conditions specified in this Paragraph 8 have been satisfied in all respects;

                  (c) Buyer's shall have completed to its satisfaction in its sole discretion its review and investigation ("DUE DILIGENCE") of the business and operations of the Seller, including appropriate audits of legal, financial, contractual, operational, environmental, product liability and employment matters of the Business; Seller acknowledges that Buyer has performed some review with respect to the Business but that such review is not complete and shall not limit Buyer's Due Diligence;

                  (d) The "Cost Savings of Chapter 7" as described on Exhibit A hereto shall have been reduced to an amount (the "TARGET SAVINGS AMOUNT") equal to or less than $300,000 as evidenced by proof to such effect in form reasonably satisfactory to Buyer;

                  (e) Buyer shall have received an opinion of Seller's counsel in form and substance satisfactory to Buyer relating to the representations of Seller in Paragraph 6.(b) hereof;

                  (f) Seller shall have obtained, in form and substance satisfactory to Buyer, any written consents, waivers, permits and approvals from third parties or governmental or administrative authorities and shall have filed all notices and other governmental filings necessary to transfer any of the Assets and Assumed Contracts (including the Facilities



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         Lease) as in effect on the date hereof, or to otherwise consummate the transactions contemplated hereby, at no cost or other adverse consequence to Buyer;

                  (g) Buyer shall have entered into employment agreements with certain former key employees identified by Buyer on terms and conditions mutually acceptable to Buyer and such former employees;

                  (h) Buyer, Seller and Seller's stockholder shall have entered into the Agreement regarding noncompetition, nonsolicitation and confidentiality in substantially the form attached hereto;

                  (i) Buyer shall have entered into a lease with respect to the building in which Seller currently conducts the Business;

                  (j) There shall not have occurred since the date of the Letter of Intent (i) any material adverse change in the financial condition or results of operations of Seller or the assets, liabilities, earnings, properties, net worth, Business, operations or prospects of Seller; or (ii) any other event, loss, damage, condition or state of facts of any character which materially and adversely affects or can reasonably be expected in the ordinary course of events materially and adversely to affect the Assets, the Business or prospects of the Business;

                  (k) Seller shall have delivered to Buyer estoppel certificates in form and substance satisfactory to counsel for Buyer with respect to all lease agreements to which it is a party;

                  (l) Seller shall have delivered to Buyer such other certificates, instruments and other documents as Buyer shall reasonably require in connection with the transactions contemplated by this Agreement; and

                  (m) None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be a pending suit or proceeding that seeks injunctive or other relief in connection with such transactions.

         9. Conditions Precedent to Seller's Obligations Hereunder. Seller's obligations to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the conditions that:

                  (a) All representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date;

                  (b) Buyer shall have complied with (or Seller shall have waived) all covenants contained herein required to be performed at or prior to the Closing Date (including without limitation payment of the Cash Consideration); and Buyer shall have delivered of a



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         certificate signed by an officer of Buyer that all conditions specified in this Paragraph have been satisfied in all respects;

                  (c) Seller shall have received an opinion of Buyer's counsel in form and substance satisfactory to Seller relating to the representations of Buyer in Paragraph 7.(a) hereof

                  (d) The "Cost Savings of Chapter 7" as described on Exhibit A hereto shall have been reduced to the Target Savings Amount as evidenced by proof to such effect in form reasonably satisfactory to Seller;;

                  (e) Buyer shall have delivered to Seller such other certificates, instruments and other documents as Seller shall reasonably require in connection with the transactions contemplated by this Agreement; and

                  (f) None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be a pending suit or proceeding that seeks injunctive or other relief in connection with such transactions.

                  (g) Seller shall have obtained, in form and substance satisfactory to Buyer, any written consents, waivers, permits and approvals from third parties or governmental or administrative authorities and shall have filed all notices and other governmental filings necessary to transfer any of the Assets and Assumed Contracts (including the Facilities Lease) as in effect on the date hereof, or to otherwise consummate the transactions contemplated hereby, at no cost or other adverse consequence to Buyer;

                  (h) Seller shall have received a letter agreement from CyberGuard Corporation indemnifying and holding harmless Seller and SunRiver Corporation regarding the Assumed Liabilities.

         10.      Termination

                  (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual agreement of Buyer and Seller, in which case this Agreement shall terminate immediately upon the effectiveness of such agreement.

                  (b) Buyer may terminate this Agreement at any time prior to the Closing if:

                           (i) Buyer, in its sole discretion, shall determine based on its Due Diligence that the transactions contemplated hereby are not advisable or that the condition contained in Paragraph 8.(c) cannot be met, in which case this Agreement shall terminate immediately upon notice by Buyer to Seller of such event;

                           (ii) Buyer shall determine that any of the conditions of Paragraph 8. (other than Paragraph 8.(c) thereof) cannot reasonably be fulfilled by the Closing Date (and the reason for such non-fulfillment is not a breach by Buyer of its obligations hereunder), or Seller shall have materially breached any of its obligations hereunder, in which case Buyer shall notify Seller of such prospective failure of condition or breach, and this Agreement shall terminate on the fifth business day following such notice unless the Seller shall have given Buyer reasonable assurance that such condition can be fulfilled by the Closing Date, or Seller shall have cured such breach, as the case may be; or

                           (iii) The Closing shall not have occurred by April 9, 1997, in which case this Agreement shall terminate upon receipt by Seller of Buyer's notice of its intention to terminate this Agreement by reason of this subparagraph.

                  (c) Seller may terminate this Agreement at any time prior to the Closing if:

                           (i) Seller shall determine that any of the conditions of Paragraph 9. cannot reasonably be fulfilled by the Closing Date (and the reason for such non-fulfillment is not a breach by Seller of its obligations hereunder), or Buyer shall have materially breached any of its obligations hereunder, in which case Seller shall notify Buyer of such prospective failure of condition or breach, and this Agreement shall terminate on the fifth business day following such notice unless the Buyer shall have given Seller reasonable assurance that such condition can be fulfilled by the Closing Date, or Buyer shall have cured such breach, as the case may be;

                           (ii) The Closing shall not have occurred by April 9, 1997, in which case this Agreement shall terminate upon receipt by Buyer of Seller's notice of its intention to terminate this Agreement by reason of this subparagraph.

                  (d) The failure by Buyer or Seller, reasonably and in good faith, to act or to omit to act in order to cause the fulfilling of the conditions precedent to this Agreement shall be deemed a breach of the Agreement, but only if action, or omitting to act, would not result in substantial expense not otherwise contemplated by this Agreement to the party whose actions or omission is required.

                  (e) In the event of termination pursuant to this Paragraph 10., all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Paragraph 10.(e) and Paragraphs 11. and 12.(i).

                           (i) In the event that the Buyer terminates this Agreement by reason of a material breach by Seller of the terms hereof, then Seller shall reimburse Buyer for the actual amount of the Advance, with interest at 10% per annum.

                           (ii) If Buyer terminates this Agreement by reason of a material breach by Seller of the terms hereof, and within 180 days thereafter Seller consummates a

                  Competing Transaction, Seller shall reimburse Buyer for double the actual amount of the Advance.

                           (iii) If Seller terminates this Agreement in the absence of a material breach by Buyer and within 180 days thereafter Seller consummates a Competing Transaction, Seller shall reimburse Buyer for double the actual amount of the Advance.

         11.      Indemnification.

                  (a) From and after the date hereof, Seller shall indemnify, defend and hold Buyer harmless from and against all claims, losses, liabilities, costs, expenses, obligations and damages, including without limitation litigation costs and reasonable attorneys' fees, sustained, incurred or required to be paid by Buyer that: (i) would not have been sustained, incurred or paid if all the representations, warranties, agreements and covenants of Seller hereunder had been true, correct and duly performed; (ii) relate to or arise out of the failure to comply with any law relating to sales of all or substantially all assets, or similar laws applicable to the transactions contemplated hereby; or (iii) relate to or arise out of any assertion against Buyer that it should be responsible for any liabilities, (including tax liabilities), transactions or occurrences affecting Seller or the Assets which accrue or take place prior to the Closing Date, other than Assumed Liabilities.

                  (b) From and after the date hereof, Buyer shall indemnify, defend and hold Seller harmless from and against all claims, losses, liabilities, costs, expenses, obligations and damages, including without limitation litigation costs and reasonable attorneys' fees, sustained, incurred or required to be paid by Seller that would not have been sustained, incurred or paid if all the representations, warranties, agreements and covenants of Buyer hereunder had been true, correct and duly performed.

                  (c) An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted, in respect of which, indemnification may be sought under the provisions of Paragraph 11. provided that failure to give such notice shall not preclude indemnification with respect to such proceeding or claim except to the extent of any additional or increased Losses directly caused by such failure. Upon receipt of notice by the indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and the indemnifying party shall pay all fees and expenses of such defense. The indemnified party shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party or (ii) the indemnifying party has failed to assume the defense and employ counsel as provided above, in which case the indemnifying party shall pay the fees and expenses of the counsel employed by the indemnified party.

         12.      Miscellaneous Covenants and Agreements

                  (a) Conduct of Business Prior to the Closing. Seller agrees that from the date hereof until the Closing, except as otherwise consented to or approved by an officer of Buyer in writing or required by this Agreement (but only to the extent reasonably possible using the Advances provided by Buyer pursuant to Section 12.(c):

                           (i) The business of Seller shall be operated diligently and conducted only in the ordinary course of business consistent with past and current practices.

                           (ii) Seller shall use its best efforts to continue sales and profit margins at not less than the present rate; to preserve its business organization; to keep available to Buyer the present services of its officers and employees; and to preserve for Buyer the goodwill of its suppliers, landlords, customers, distributors and others with whom business relationships exist.

                           (iii)    Seller shall maintain in effect all
                  insurance policies with respect to its business and properties of the type and in amounts consistent with past and current practices.

                           (iv)     Seller shall, consistent with prior
                  practice, maintain and preserve the Assets in their current condition and repair, reasonable wear and tear excepted, and shall not dispose of any capital assets (except for trade-ins or dispositions of obsolete equipment in the normal course of business).

                           (v) Seller shall maintain its books, accounts and records in accordance with its customary accounting practices and in a manner consistent with good business practices.

                           (vi) Seller shall comply with all provisions of laws and of its leases and contracts.

                           (vii) From the date hereof through the Closing Date, Seller shall give to Buyer and its authorized accountants, counsel, advisors, and other representatives full reasonable access to any and all of its premises, properties, assets, inventories, contracts, books, records (including tax returns filed and those in preparation) and affairs and shall cause its officers to furnish to Buyer and its representatives any and all financial and operating data and other information regarding the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Seller as Buyer may from time to time request to the extent they can be produced without substantial expense to Seller.

                           (viii) Seller agrees that from the date hereof until the Closing, except as otherwise consented to or approved by an officer of Buyer in writing or required by this Agreement, Seller shall not (i) modify, amend or cancel any of the provisions of any of its leases or contracts or enter into any new contract that is not terminable by it on not more than thirty (30) days notice; (ii) increase the remuneration (including wages, bonuses, salaries, expense accounts and benefits of any kind) of any director, officer or employee of Seller; (iii) enter into any contract relating to employment, compensation or benefits or enter into or amend any employee benefit plan; (i) permit or suffer any director, officer or shareholder of Seller or any agent thereof to remove or purchase anything of value located at the premises of any office, or other facility of Seller; (iv) enter into any commitment for any capital expenditures which in any one instance exceed $2,000, or in the aggregate, exceed $5,000;
                  (v) cease the sale and distribution of any products presently or services sold, distributed or offered by Seller or (vi) make any distributions to its shareholders, or any affiliates thereof, in any form whatsoever, including, without limitation, dividends, share redemptions or any non-cash distributions.

                           (ix) Seller shall give Buyer prompt notice of any change in any of the information contained in the representations and warranties of Seller hereunder, the Schedules hereto or the documents furnished by Seller in connection herewith which occurs prior to the Closing.

                  (b) All title clearance charges and all transfer taxes and all documentary, filing, recording and vehicle registration fees (if any) relating to the sale of the Assets shall be borne solely by the Seller, but only to the extent that the payment by Seller of such taxes or fees will not result in the Target Savings Amount exceeding $300,000. The parties shall furnish such information and execute such certificates and other documents as the parties may determine in order to obtain any available tax clearance certificates. All other costs and expenses incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (c) From the date hereof until April 10, 1997, Buyer will continue to advance funds (which, together with all "Advances" as defined in the Letter of Intent are referred to herein as the "ADVANCE") in the amount of $50,000 per week (or, if less, the actual expenses of Seller), which amount shall calculated at $10,000 per business day for the period after April 4, 1997 through April 9, 1997, up to a maximum amount of $270,000 (including amounts of all "Advances" funded pursuant to the Letter of Intent) to be used exclusively for the operations of Seller at a level of effort of 24 employees and consultants and sufficient equipment (the determination of which employees and consultants and which equipment to be maintained to be in Buyer's sole discretion) to support such number of employees and consultants. Seller agrees that the Advance shall be used exclusively in the operation of the Business. Without limiting the generality of the foregoing sentence, out of each week's installment of the Advance, outstanding Seller payroll and consulting fees shall be paid in full and a portion of the remaining Advance shall be used to pay amounts due under the Equipment Leases and the Facilities Lease, and to pay other expenses necessary to keep the Business operating. Past due accounts payable and other past due liabilities shall be paid only to the extent necessary to keep the Business operating.

                  (d) From the date hereof until 375 days from the Closing Date and so long as Buyer is not in material breach of any of its financial obligations under this Agreement or any related agreements and CyberGuard is not in material breach of its obligations under the letter agreement required by Section 9.(h) hereof, Seller shall not voluntary file (and shall vigorously defend, if involuntarily filed) any petition in Bankruptcy under federal or analogous state law, the commencement of a liquidation, the appointment of a receiver, an assignment for the benefit of creditors or any similar event.

                  (e) Seller shall use commercially reasonable efforts to furnish, and to cause any third party to furnish, to Buyer and its auditors such documents, information and work papers reasonably necessary (in Buyer's sole discretion), to permit Buyer to prepare, and conduct an audit with respect to, financial statements of the Seller at and for the fiscal years ended December 31, 1994, 1995 and 1996; provided, however, that Buyer shall restrict, and shall cause its auditors to restrict, their use of such documents, information and workpapers to the preparation of such financial statements and the audit thereof.

                  (f) From the date hereof, Seller shall not, directly or indirectly, solicit, encourage, entertain or support, or engage in any discussions with respect to, any inquiry, proposal or offer from any other party regarding the sale of the Assets, the Business or a substantial portion thereof (a "COMPETING TRANSACTION"). For purposes, the term "sale" shall include a sale or other disposition of assets, a merger, a consolidation, a sale of stock, an exchange of stock, or other similar transaction.

                  (g) Promptly following the Closing Date, Seller shall file Articles of Amendment to its Articles of Incorporation changing its corporate name to a name not containing the word "TradeWave" or any similar word and shall file or cause to be filed such certificates, documents or other instruments as may be necessary to effect such change in each state or other jurisdiction in which it is qualified to do business.

                  (h) Seller acknowledges and agrees that the Assets are unique, that a breach of this Agreement may not provide Buyer with sufficient remedies at law, and that Buyer may enforce the provisions of this Agreement through an injunction, without the posting of a bond, or through any other equitable remedies. The provisions of the preceding sentence shall not comprise the sole remedy available to Buyer. Buyer and Seller shall be entitled to all available remedies at law, cumulatively and in the alternative.

                  (i) The transactions contemplated by this Agreement shall be governed by the Nondisclosure Agreement dated January 20, 1997 between Buyer and Seller. Notwithstanding the foregoing, except as otherwise required by law, the Buyer and Seller agree to keep this proposed transaction confidential until mutual agreement is reached in writing on publicity or any other form of disclosure to any party other than Buyer, Seller or their affiliates, and all subsequent publicity by a party on this transaction will be cleared with the other party prior to release.

                  (j) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party, except that Buyer may assign this Agreement to any corporation wholly owned by Buyer or CyberGuard. Notwithstanding any investigation made by or on behalf of either party, the representations and warranties of both parties hereunder, together with all covenants and agreements of each party contained herein, shall survive the Closing and consummation of all the transactions contemplated hereby for a period of two years from the Closing Date.

                  (k) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law rules.

                  (l) This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original.

                  (m) Words such as "herein," hereof," and "hereunder" shall refer to this Agreement as a whole and not to any particular section or paragraph.

                  (n) All notices and other communications hereunder shall be in writing and shall be deemed to have been given when (i) delivered by hand; (ii) acknowledgment of receipt is sent by the party to whom a facsimile transmission was sent or (iii) on the third business day after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Seller:
                  TradeWave Corporation

                  c/o Sun River Corporation
                  9430 Research Boulevard
                  Echelon IV, Suite 200
                  Austin, Texas 79759-6543

                  Attention: Wayne Schroeder

                  Copies to:
                  Byron L. Willeford, Esq.
                  Chamberlain, Hrdlicka, White, Williams & Martin
                  1200 Smith St., Suite 1400
                  Houston, TX 77002
                  Executive Center Drive, Suite 100,
                  Austin, TX 78731

                  If to Buyer:

                  TradeWave Corporation
                  c/o CyberGuard Corporation
                  West Cypress Creek Road
                  Fort Lauderdale, Florida 33309

                  Attention:       Robert L. Carberry, Chairman, President, and
                                   Chief Executive Officer, and Brian Foremny,
                                   General Counsel and Secretary

                  (o) Seller shall from time to time after the Closing, at Buyer's request and without further consideration, execute and deliver or cause to be executed and delivered such instruments of transfer, conveyance and assignment (in addition to those delivered at Closing) prepared by Buyer, such other action, as Buyer may reasonably require to more effectively transfer, convey and assign to, and to put Buyer in actual possession and control of, each of the Assets.

                  (p) No person who is not a party to this Agreement, including without limitation any employee or former employee of any Seller, shall be deemed to be a beneficiary of any provision of this Agreement, and no such person shall have any claim, cause of action, right or remedy pursuant to this Agreement.

                  (q) This Agreement, including the Exhibits and Schedules attached hereto (and any other instruments executed and delivered at the Closing), embodies the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes all prior discussions, negotiations, agreements and understandings, both written and oral, (including without limitation the Letter of Intent) between the parties and their respective affiliates with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement or the Exhibits and Schedules attached hereto. No amendment of any portion of this Agreement shall be valid unless in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, on the date first above written, the parties have duly executed this Agreement.


BUYER
TRADEWAVE CORPORATION,
a Florida corporation



By:  /s/ Robert L. Carberry
     -------------------------------
Its: President


SELLER
TRADEWAVE CORPORATION
a Delaware corporation



By: Wayne Schroeder
     -------------------------------
Its:Vice President-Finance and
     Chief Financial Officer

SCHEDULE 1 - PURCHASED (INCLUDED) ASSETS

Includes assets as defined in Paragraph (1) of the Asset Purchase Agreement. Includes but not limited to all assets described in the following lists and schedules. Excludes all assets described in Schedule 2, Excluded Assets.

Purchased (Included) Assets
     1 All equipment described in Equipment List "A" including all or portions of the following:

          A.   All or part of equipment leased through High Tech Leasing Inc.
          B.   All or part of equipment leased through Computer Leasing Inc.
          C.   All equipment owned, without encumbrance, by TradeWave

     2    A.   All software leased through JLA credit (SYBASE)
          B.   All of Leasehold improvements financed through Graybar Financial
               Services - Specific to Suite 100 & G60
          C.   Other Owned Equipment not excluded in Schedule 2.

     3 Equipment provided through assumed Operating leases limited to the following:

          A.   Part of AT&T Lease - Phone system - Schedules 00010, 00021, 00050
          B.   Pagenet
          C.   UUNET
          D.   AT&T Wireless Phones & Services

     4    Owned and leased software not excluded in Schedule 2

     5    Furniture, Fixtures, and other Non-Current Assets not excluded in
          Schedule 2.

     6 All other inventories and supplies including office, building service and mechanical supplies.

     7    Building Lease - Koger Equity - Suite 100 & G60

     8    Contracts, Agreements and Licenses not excluded in Schedule 2.
               Refer to Schedules:
               Schedule 6C - Intellectual Property
               Schedule 6G - Contracts Leases, and Agreements
               Schedule 6H - Licenses
               Schedule 6J - Labor Agreements

     9    Accounts Receivable, Cash, and Deposits
               Schedule 6E - Current Assets

     10 All intangible assets including privledges, rights, interests, trademarks, and copyrights including but not limited to the following:

               Schedule 6C - Intellectual Property, Patents, Trade Marks
                             and Copyrights
               Schedule 6H - Licenses
               Schedule 6G - Contracts Leases, and Agreements
               The Company Name
               All product names trademarked or otherwise unique to the TradeWave business

SCHEDULE 1

                                                          SELECTED FURNITURE AND FIXTURES

                                                           SUMMARIZED FURNITURE INVENTORY

ALL FURNITURE & FIXTURES INCLUDING BUT NOT LIMITED TO THE                     UNITS
FOLLOWING ITEMS.
                                  DESK
All Steel                                                                      25
All Steel - Owned                                                               1
HON Desk                                                                        1
HON Secy                                                                        1
MacTavish Mahogany Desk                                                         6
MacTavish Mahogany Secy                                                         3
Unknown Oak                                                                     1
Steelcase                                                                      19
Steelcase - Owned                                                               3
Wooden Student                                                                  2

                             COMPUTER TABLES
Kueger Data Board 920                                                          88

                                 CHAIRS
All Steel - Brown Tweed                                                        46
All Steel - Bright Blue Tweed                                                  26
All Steel - Salmon                                                              1
Comforto - Light Blue w Cushion - Stacker                                      10
Euronti - Maroon & Walnut Up - 5w Ped                                           1
Haskell - Blue Tubular                                                          2
Hiebert - Blue Up w Oak Peds Conf                                               4
Hiebert - Blue Up w Oak Peds Highback                                           1
Hiebert - Blue Up w Oak Trim Side                                               2
HON - Grey w Ped Arm                                                            2
La-Z-Boy - Maroon Up w Oak Ped                                                  1
Steelcase - Brown                                                              22
Steelcase - Dark Blue w Brown Back                                             13


Steelcase - Blue Concentrx                                                     35
Superior - Ped Arm Maroon Conf                                                 10
Unknown - Brn Up & Wood Kneeling                                                1
Unknown - Tan Up & Oak Kneeling                                                 1
Unknown - Rust Up & Oak Kneeling                                                1
Unknown - Grey w Ped Arm                                                        1
Unknown - Blue Up Side                                                          2
Unknown - Mauve Up & Walnut Side                                                4
Unknown - Turquoise Side                                                        1
Welton Nielson - Oak & Brown Up Side                                            1

                              LATERAL FILES
All Steel                                                                      30
HON - 4 Drawer                                                                  1
Unknown - Oak                                                                   1
Steelcase                                                                      30
Superior Equipment & Systems                                                    1

                               BOOKSHELVES
All Steel - Small                                                              56
SC - Large D15"XH55"XW36"                                                      20
Unknown - Extra Large                                                           1
Wood D10"XH48"XW30"                                                             1
Wood D12"XH48"XW36"                                                             3
Wood D13.5'XH52'XW36.5"                                                         1

                              MISCELLANEOUS
Blackboard - 4'X6'                                                              1
Box Fan                                                                         2
Carpet Pad - 4'X5'                                                             43
CB - 18"X24"                                                                    1
CB - 18"X30"                                                                    2
CB - 2'X3' w 1 Unopened                                                         8
CB - 3'X4' w 1 Wood Trim & 6 Unopened                                          37
CB - 3'X5'                                                                      1


CB - 4'X6'                                                                      1
CB - 4'X8"                                                                      1
Coat Rack, Oak, Wall Mounted                                                    1
Coat Tree, Brushed Alum                                                         2
Coat Tree, Wooden                                                               2
Coffee Maker, Proctor Silex White 12 Cup                                        1
Coffee Maker, West Bend 12 Cup                                                  1
Coffee Perculator, Regal 30 Cup                                                 1
Coffee Perculator, West Bend 100 Cup                                            1
Coffee Pumps                                                                    2
Conf Table, 5 Piece Blond Oak                                                   1
Conf Table, 5 Piece Mahogany, D48"XH29"XW122"                                   1
Couch, Blue/Brn w Oak Trim                                                      1
Couch, Schefer 7' Maroon                                                        1
Credenza, MacTavish Mahogany w KB Pad D20"XH29"XW65"                            2
Credenza, MacTavish Mahogany D20"XH29"XW65"                                     2
Credenza, Oak w Lock H118 D20"XH29"XW74"                                        1
Credenza, Wood                                                                  1
Cutting Board, Boston 2618                                                      1
Dollies, Heavy Duty Flat Wooden                                                 2
Easel, Ampad Adjustable D3"XH36'XW27"                                           1
Eastern 35 First Aid Kit                                                        1
Fabric Board - 3'X4'                                                            1
Filing Cabt, 4-Drwr w Lock T593                                                 1
Hand Truck, Green                                                               2
Heater, Lakewood                                                                1
Heater, Titan                                                                   5
Key Boxes                                                                       3
Keyboard Trays - SC                                                             2
Ladder, Werner Fiberglas Step                                                   1
Lamp - Articulated Desk - White                                                 1



Lamp, Black Halogen Floor                                                       3
Lamp, Clip On                                                                   1
Lamp, Desk                                                                      1
Loveseat, Blue/Brn w Oak Trim                                                   1
Mail Center, 15 Slots                                                           6
Meeting Table, Blonde Oak Round D42"                                            1
Meeting Table, Grey Rnd Ped                                                     1
Metal Frame for Card Board File Insert                                          2
Microwave Oven, Sharp Carousel                                                  1
Modular Panel H53"XW29" Purple & Blue                                           4
Modular Panel H53"XW48" Purple & Blue                                          10
Modular Panel H65"XW30"                                                         3
Modular Panels, Light Grey H65"XW45"                                            6
Patch Panel, ELP 96 Port                                                        1
Patch Panel, Ortronics 96 Port                                                  6
Platt Travel Case D14.5"XH16.5"XW22"                                            1
Platt Travel Case D22"XH9"XW22"                                                 1
Platt Travel Case D23"XH23"XW25"                                                3
Portable Drill w Rchrgr, Black & Decker                                         1
Printer Stand - Wooden                                                          1
Projector Screen w Stand, Knox                                                  1
Projector Screen wo Stand, Bretford                                             1
Refrigerator, GE                                                                1
Refrigerator, Gibson (not working)                                              1
Rolodex - New                                                                   1
Router Rack - Enclosed                                                          1
Safe, Schwab Fireguard D30"XH41"XW30"                                           1
Service Cart, Globe Steel - 36"X44"X24"                                         1
Service Cart, Rubbermaid - 25.5"X32.5"x40"                                      1
Settee from Boundless                                                           1
Shelving Units, 10 Pine w 10 Supports & 5 Wall Tracks                           1
Shelving Units, 10 White w 35 White Supports & 10 Wall Tracks                   1


Shelving Units, 3 White w 2 Wall Tracks on Floor                                1
Shelving Units, 8 White w 34 White Supports & 12 Wall Tracks                    1
ShopVac Shop Vac                                                                1
Skyline Trade Show Travel Cases D13.5"XH39.5"XW14"                              4
Skyline Trade Show Travel Cases D16.5"XH37.5"XW22"                              1
Skyline Trade Show Travel Cases D50"XH7"XW29"                                   3
Socket & Bit Set, Allied Rachet                                                 1
Stereo Enclosure, Wood Laminate w Wheels D21.25XH32.75XW29"                     1
Storage Cabt - AS                                                               1
Storage Cabt - AS w Locks                                                       3
Table, Blonde Oak w Rnd Corners D36"XH30"XW36"                                  1
Table, Grey Cylindrical Lamp                                                    1
Table, Howe - Oak/Chrome Folding - D18'XH26.5"XW60"                             1
Table, Mahogany Accessory, D24"XH29"XW60"                                       2
Table, Oak Coffee w Glass Insert                                                1
Table, Oak End                                                                  1
Table, Small Wooden                                                             1
Table, Small Wooden Service                                                     1
Telephone Rack                                                                  1
Tool Box, Work Force Plastic w Tools                                            1
Trash Container, Rubbermaid Bruiser                                             1
Tripod                                                                          1
Tripod, GMI Easel                                                               1
WB - 3'X4' w 1 Unopened                                                        44
WB - 4'X5'                                                                      1
WB - 4'X6'                                                                      9

WB - 4'X8'                                                                      3
WB - Exec Oak - 4'X8'                                                           1
WB Executive Oak w Tack Brd Sides D1.75"XH3.5'XW12' Open                        3
WB, Mahogany Wall Mounted w 2 Tack Brds, D3.5"XH4'XW12' Opened                  1
Work Center, Bevis D24"XH31"XW48"                                               2
Work Ctr Top, Bevis D10"XH14.5"XW46.5"                                          1
Workstation - Grey Wrap-around Corner                                           1
WS - SC Overhead w 2 Locks & Light, D15"XH35"XW60"                              3
WS - SC w Locks & KB Pad D30"XH30"XW60"                                         1
WS - SC w Locks, 3 Drwrs, D30"XH30"XW60"                                        4
WS - SC w Lock D30"XH30"XW48"                                                   1
WS - SC w Lock D30"XH30"XW75"                                                   2
WS - SC w Locks, 3 Drwrs D30"XH30"XW45"                                         1
WS - SC w Lock & 6 Drwrs D30"XH30"XW73"                                         1
WT - AS                                                                         9
WT - SC                                                                        27

   INTERNAL ASSET             SYSTEM TYPE               SYSTEM NAME         MONITOR TYPE    OWNED        LEASE
    113     Kevin Gourley     Austin P90 Notebook       outnova                               L           HT
    168     Jeff Achtermann   Sun Sparcstation 5/85     iridium                               L           HT
    275     Giny Hern         HP LaserJet 4M+           journal                               L           HT
    510     Philip Eberz      Compusource P133          strontium                             L           HT
    284     Boundless         AES P100                                                        L           HT
    513     Boundless         AES P100                  zinc                                  L           HT
    397     Secure Lab                                  reggie              Sun GDM-17E10     L           HT
    398     Gary Williams                               boron               Sun GDM-17E10     L           HT
    293     Computer Room                               borg                  Orchestra       L           HT
                                                                               Tuba-17
    278     Computer Room                               supernova             Orchestra       L           HT
                                                                              Tuba 17"
    467     Liz Robertson                               palmwood              Orchestra       L           HT
                                                                               Tuba-17


    120     Shailagh Clarke   Sun Sparcstation 1        anger                                 L          HT-1
    121     Leslie Devlin     Sun Sparcstation 1        bandicoot                             L          HT-1
    122     System Storage    Sun Sparcstation 1                                              L          HT-1
    124     System Storage    Sun Sparcstation IPC                                            L          HT-1
    488     System Storage    Sun Sparcstation IPC                                            L          HT-1
    169     Boundless         NEC P100 Chasis
                               (spare parts)                                                  L          HT-1
    170     Boundless         NEC P100 Chasis
                               (spare parts)                                                  L          HT-1
    230     Ken Fiduk         Sun Sparcstation 1        eclipse                               L          HT-1
    231     Rachel Zardiackas Sun Sparcstation 1        farad                                 L          HT-1
    234     Charlotte Laborde Sun Sparcstation 1        zenith                                L          HT-1
    482     Kathy Wells       Sun Sparcstation 1        volos                                 L          HT-1
    235     QA Lab Area       Sun Sparcstation 1        arcadia                               L          HT-1
    236     System Storage    Sun Sparcstation 1                                              L          HT-1
    276     Boundless         HP LaserJet 4M+ LaserJet  observer                              L          HT-1
    271     Clay Harris       Apple PowerPC 5300 PB     chromium                              L          HT-1
    272     Bob Barnard       Apple PowerPC 5300 PB     niobium                               L          HT-1
    273     System Storage    Apple PowerMac 7100/80    titanium                              L          HT-1

    365     Boundless                                                         NEC XV17        L          HT-1
    367     Boundless                                                         NEC XV17        L          HT-1


    105     Chestelle Luck    Austin P120 Power Plus    sapphire                              L          HT-2
    106     Shailagh Clarke   Austin P120 Power Plus    thorium                               L          HT-2
    107     QA Lab Area       Austin P120 Power Plus    silver                                L          HT-2
    108     Doug Moench       Austin P120 Power Plus    indium                                L          HT-2
    109     Mitch Fincher     Austin P120 Power Plus    cadmium                               L          HT-2
    110     Boundless         Austin P120 Power Plus    platinum                              L          HT-2
    111     Kathy Wells       Austin P120 Power Plus    beryllium                             L          HT-2
    112     Russell Martinez  Austin P90 Notebook       cerium                                L          HT-2
    167     Chris Britton     Sun Sparcstation 5/85     pegasus                               L          HT-2

    39      Phone Room        Bay Networks 800 hub                                            L          HT-4
    41      Computer Room 2   Gateway2000 G6-200        supernova                             L          HT-4
    42      David Eckelkamp   Gateway2000 G6-200        jade                                  L          HT-4
    43      Open - Developmt  Gateway2000 G6-200        pulsar                                L          HT-4
    44      Open - Developmt  Gateway2000 G6-200        asteroid                              L          HT-4
    45      Cynthia Gardner   Gateway2000 G6-200        comet                                 L          HT-4
    46      Tom Myers         Gateway2000 G6-200        quasar                                L          HT-4
    47      Open - Developmt  Gateway2000 G6-200        nebula                                L          HT-4
    70      Open - Developmt                            asteroid                 Sony         L          HT-4
                                                                              Trinitron
                                                                                17SFII
    71      Open - Developmt                            nebula                   Sony         L          HT-4
                                                                              Trinitron
                                                                                17SFII
    72      Open - Developmt                            pulsar                   Sony         L          HT-4
                                                                              Trinitron
                                                                                17SFII
    73      Cynthia Gardner                             comet                    Sony         L          HT-4
                                                                              Trinitron
                                                                                17SFII

    74      Tom Myers                                   quasar                 Sony           L          HT-4
                                                                             Trinitron
                                                                              17SFII
    75      Chris Britton                               cadmium                Sony           L          HT-4
                                                                             Trinitron
                                                                               17SFII
    206     Clay Harris       IBM Thinkpad 701CS        osmium                                L          HT-4
    303     Phone Room        Global Village Platinum
                                28.8 modem                                                    L          HT-4
    507     Doug Rosenthal    US Robotics 28.8 Modem                                          L          HT-4
    509     Open - Developmt                            strontium               Sony          L          HT-4
                                                                             Trinitron
                                                                               17SFII
    543     Russell Martinez  Mac 2GB External Disk     trademac                              L          HT-4
    544     Russell Martinez  Mac 2GB External Disk                                           L          HT-4
    574     Russell Martinez  US Robotics 28.8 Modem                                          L          HT-4
            Home Use-DE       US Robotics 28.8 Modem                                          L          HT-4
            Home Use-DR       US Robotics 28.8 Modem                                          L          HT-4
    559     Phone Room        US Robotics 28.8 Modem                          no power        L          HT-4
                                                                               supply
    233     Computer Room     Sun Sparcstation 1        emerald                               L          HT-4
    237     System Storage    Sun Sparcstation 1                                              L          HT-4


    64      Phone Room        Bay Networks 810 hub                                            L          HT-6
    65      David Eckelkamp   Bay Networks 810 hub                                            L          HT-6
    66      Phone Room        Bay Networks 810 hub                                            L          HT-6
    69      Phone Room        Bay Networks 810 hub                                            L          HT-6
    197     Beth Paxton       Sun UltraSparc 1                                                L          HT-6

            THE SANWA LEASE
    326     Richard Cardona   Apple PowerMac 8500/180   cobalt                                L          Sanwa
    473     Bob James                                   crystal               NEC XV17+       L          Sanwa
    371     Michael Gray                                eagle                 NEC XV17+       L          Sanwa
    468     Steve Smith                                 gemstone              NEC XV17+       L          Sanwa
    373     Pace Bonner                                 copper                NEC XV17+       L          Sanwa
    480     Dale Smith                                  aluminum              NEC XV17+       L          Sanwa

                              OTHER EXCLUDED ITEMS & LEASES

     1      Portions of Graybar lease not specific to G60 & Suite 100                      Ref - 6G
     2      Addition to AT&T Lease created in November, 1996                               Ref - 6G
                              DIGITAL BOARDS
                              96DR08312360
                              96DR08312389
                              DIGITAL STATIONS
                              96SP63387465
                              96SP63387479
                              96SP63387482
                              96SP63387484
                              96SP63387486
                              96SP63387493
                              96SP63387496
                              96SP63387498
                              96SP63387500
                              96SP63387501
                              96SP63387504
                              96SP63387509
                              96SP63387518
                              96SP63387516

     3      Postage Machine leased through Pitney Bowes                                    Ref - 6G
     4      Copier machine leased through CDP                                              Ref - 6G
     5      Tradeshow booth leased through Berthal-Fisher                                  Ref - 6G
     6      Portions of Koger lease not associated with Suite 100 & G60                    Ref - 6G


          1 NO FURNITURE OR FIXTURES IS EXCLUDED                                           Ref - 6G
          2 NO OWNED SOFTWARE IS EXCLUDED                                                  Ref - 6G


                              EXCLUDED CONTRACTS

          1                   Dept Of The Air Force     Award/Contract                     Ref - 6G
                                                        (AMII)
                              Dept Of The Air Force     Award/Contract                     Ref - 6G
                                                        (AMII)
                                                        MODIFICATION

          2                   Benefit America           Benefit Alternatives               Ref - 6G

          3                   Employers Health          Dental Insurance                   Ref - 6G
                              Insurance Co.

          4                   Colonial Life & Accident  Flexible Benefits                  Ref - 6G
                              Ins Co.                   Plan
                                                        Medical
                                                        Reimbursement
                                                        Dependent Care


SCHEDULE 3 - ASSUMED LIABILITIES


----------------------------------------------------------------------------------------------------------------------------
File         Name                                       Type                              Address
----------------------------------------------------------------------------------------------------------------------------


        3.14 High-Tech Leasing Inc.                     Capital Leases                    8 Boulevard Street
                                                                                          Milton, MA  02186
                                                                                          (617) 696-3203

             High Tech Lease # 1                        Capital Leases                    Computer Leasing INC
             Computer Equipment                                                           Three University Plaza
                                                                                          Hackensack NJ 07601
                                                                                          201-646-9300
                                                                                          cust #5014250

             High Tech Lease # 2                        Capital Leases                    High Tech Leasing
             Computer Equipment                                                           3 Boulevard St
             617-696-3203                                                                 Milton, MA 02186
             Ralph Nagle

             High Tech Lease # 4                        Capital Leases                    Computer Systems of America
             Computer Equipment                                                           22 Batterymarch Street
                                                                                          Boston MA 02109-4812
                                                                                          617-357-1700
                                                                                          lease # TX - 046-3503


             High Tech Lease # 6                        Capital Leases                    High Tech Leasing
             Computer Equipment                                                           3 Boulevard St
             617-696-3203                                                                 Milton, MA 02186
             Ralph Nagle

        3.14 Koger Equity                               Operating Leases                  Leasing & Management Office


        3.14 UUNET                                      Operating Leases                  3060 Williams Dr
                                                                                          Fairfax, VA  22031


        3.14 AT&T Wireless                              Operating Leases                  1120 Loop 360
                                                                                          Austin, TX  78746


        3.14 Sybase/JLA Credit Corp                     Operating Leases                  970 West 190th Street
                                                                                          Torrance, CA  90502

        3.14 AT&T Credit Corp                           Operating Leases                  1120 Loop 360
                                                                                          Austin, TX  78746

6 A. - ENCUMBERANCES AGAINST ASSETS

------------------------------------------------------------------------------------------------------------------------------------
File     Name                              Type                     Address                           Comments
------------------------------------------------------------------------------------------------------------------------------------

    3.14 BancBoston Leasing Inc.           Capital Leases           100 Federal St.                   Purchase
                                                                    Boston, Massachusetts  02110

    3.14 Computer Leasing Inc.             Capital Leases           Boston, Massachusetts  02110      Assignment Consent received


    3.14 Computer Systems of America       Capital Leases           Boston, Massachusetts  02110      Not Transferred - 90 day
                                                                                                        sublet from SunRiver


    3.14 Graybar Financial Services        Capital Leases           201 West Big Beaver Rd.           Purchase portion related to
                                                                    Suite 800                           G60 & Suite 100
                                                                    Troy, Michigan  48084
                                                                    (810) 689-7000

    3.14 High-Tech Leasing Inc.            Capital Leases           8 Boulevard Street                Apportioned - refer to
                                                                    Milton, MA  02186                   Schedules #1 & #2
                                                                    (617) 696-3203

    3.14 Koger Equity                      Operating Leases         Leasing & Management Office       Assignment received for G60
                                                                    3420 Executive Center Dr.           & Suite 100
                                                                    Austin, TX  78731
                                                                    (512)  345-1893

    3.14 Pitney Bowes Credit Corp.         Operating Leases         201 Merritt Seven                 Not Transferred
                                                                    Norwalk, CT  06856-5151


    3.14 AT&T Capital Corp.                Operating leases         P.O. Box 96064                    Assignment received for
                                                                    Bellevue, WA  98009                 S510528-00010,-00021,-00050
                                                                    (800) 426-9973

    3.14 CDP Imaging Systems               Operating Leases         2120 Denton Drive                 Not Transferred
                                                                    Suite 102
                                                                    Austin, TX  78758
                                                                    (512) 834-2679

    3.14 UUNET                             Operating Leases         3060 Williams Dr                  No consent required
                                                                    Fairfax, VA  22031


    3.14 AT&T  Wireless                    Operating Leases         1120 Loop 360                     Apportioned
                                                                    Austin, TX  78746



    3.14 Sanwa Leasing Corp                Capital Lease            P.O. Box 371992                   Not transferred
                                                                    Pittsburgh, PA  15250-7992

    3.14 Sybase/JLA Credit Corp            Operating Leases         970 West 190th Street             Assignment Consent Pending
                                                                    Torrance, CA  90502

    3.14 Berthal Fisher Corp               Operating Leases         Telecommunication Income          Not transferred
                                                                    Fund IX, LP
                                                                    Box 780292
                                                                    Milwaukee, WI  53278-0292


6 C. - I.P. LICENSES & AGREEMENTS

--------------------------------------------------------------------------------------------------------------------------
File    Name                                          Type                           Address
--------------------------------------------------------------------------------------------------------------------------
                                                      1.  USE TRADEWAVE I.P.

    3.3 Northern Telecom Inc.                         Reseller Agreement             1000 Park Forty Plaza
                                                                                     Durham, North Carolina  27717
                                                                                     (919) 992-5000

    3.3 Northern Telecom Inc.                         Teaming Agreement              1000 Park Forty Plaza
                                                                                     Durham, North Carolina  27717
                                                                                     (919) 992-5000


    3.7 LJL Enterprises, Inc.                         VAR Agreement                  4825 University Sqaure
                                                                                     Suite 6
                                                                                     Huntsville, AL 35816


    3.7 Management Science Associates                 Reseller Agreement             6565 Penn Avenue
                                                                                     Pittsburgh, PA 15206-4490


    3.8 BSG Alliance/IT, Inc.                         Reseller Agreement             11 Greenway Plaza
                                                                                     Suite 800
                                                                                     Houston, TX 77046-1102

    3.8 BSG Alliance/IT, Inc.                         Principles of Cooperation
        Cegelec ESCA                                  Principles of Cooperation      11120 NE 33rd Place
                                                                                     Bellevue, Washington  98004

    3.8 BSG Alliance/IT, Inc.                         Subcontracting Agreement       11 Greenway Plaza
                                                                                     Suite 800
                                                                                     Houston, TX 77046-1102


   3.10 International Business Machines               JTSN Outsource Services        Payment Certification Technology
                                                                                     IBM
                                                                                     500 Columbus Avenue
                                                                                     Thornwood, NY  10594

   3.10 International Business Machines               Teaming Agreement              Payment Certification Technology
                                                                                     IBM
                                                                                     500 Columbus Avenue
                                                                                     Thornwood, NY  10594

   3.13 IBEX - Global Business Alliance Inc           Joint Marketing & License      55 Metcalf Street, suite 1490
                                                                                     Ottawa, Ontario, Canada  KIP 6N4


   3.21 World Clique                                  Reseller Agreement             3539 Motor Avenue
                                                                                     Los Angeles, California  90034

   3.22 BlueWare, Inc.                                Reseller Agreement             P.O. Box 329
                                                                                     Cadillac, MI  49601



                                                      2.  USE OTHER I.P.

   3.11 Technologic, Inc.                             OEM Agreement                  4170 Ashford Dunwoody Road
                                                                                     Suite 465
                                                                                     Atlanta, GA 30319

    3.3 Northern Telecom Inc.                         Reseller Agreement             1000 Park Forty Plaza
                                                                                     Durham, North Carolina  27717
                                                                                     (919) 992-5000


    3.3 Northern Telecom Inc.                         Teaming Agreement              1000 Park Forty Plaza
                                                                                     Durham, North Carolina  27717
                                                                                     (919) 992-5000


                                                          INTELLECTUAL PROPERTY

    8.4 Paul Painter & John Hardin                    Patent Assignment              3636 Executive Center Drive
                                                                                     Austin, TX  78731

    9.1 Gambrell Wilson & Hamilton, LLP               Intellectual Property Audit    801 Congress Avenue
                                                                                     Suite 2150
                                                                                     Austin, TX  78701

    9.3 Charles Petrie & Wayne Allen                  U.S. Patent                    3636 Executive Center Drive
                                                                                     Austin, TX  78731

    9.3 Paul Painter & John Hardin                    U.S. Patent Application        3636 Executive Center Drive
                                                                                     Austin, TX  78731




                                                         COPYRIGHTS

        Copyright                                     EINET

        Copyright                                     TradeWave

        Copyright                                     HealthWave

        Copyright                                     TradeAuthority*
        Copyright                                     TradeCertificate*
        Copyright                                     Galaxy*
        Copyright                                     TradeVPI*
        Copyright                                     TradeAttache*
        Copyright                                     TradeAgent*
        Copyright                                     MacWeb*

        * Includes any and all prior versions and derivative works relating to TradeWave or EINET intellectual property.

        All software documentation and support materials.

        All contents, prior versions and derivative works of the website.

        The domain name, tradewave.com.


                                                         TRADE MARKS

        Trade Mark                                    EINET

        Trade Mark                                    TradeWave

        TradeMark                                     HealthWave

        TradeMark Applications                        TradeAuthority
                                                      TradeCertificate
                                                      Galaxy
                                                      TradeVPI
                                                      TradeAttache
                                                      TradeAgent
                                                      MacWeb

        All TradeMarks associated with TradeWave, TradeWave software, TradeWave documentation and support materials, the TradeWave domain name, the TradeWave website and contents, and all prior versions and derivative works related to the TradeWave business and intellectual property.

                                                      NON DISCLOSURE AGREEMENTS

   3.13 Sagus Security Inc                            Bi-Lateral NDA                 180 Elgin Street, Suite 600
                                                                                     Ottawa, Ontario
                                                                                     Canada K2P 2K3

        Eureka Software Solutions                     Joint NDA                      6010 Balcones Drive, #280
                                                                                     Austin, Texas  78731

        Chase Manhatten Banking Assoc                 NDA                            New York, New York

        Mitretek                                      NDA                            NAG

        Northern Telecom Inc.                         NDA                            1000 Park Forty Plaza
                                                                                     Durham, North Carolina  27717
                                                                                     (919) 992-5000

        Citibank                                      NDA with MCC                   8430 W. Bryn Mawr Ave
                                                                                     Chigago, IL  60631
                                                                                     312-380-5928

        Tiernan Communications Inc                    NDA with MCC                   San Diego, Ca

        Planning Sciences                             NDA with MCC                   Denver CO

        Wiltel Inc                                    Mutual NDA with MCC            NAG

        Heck Exploration Co.                          NDA                            Texas

        The Kansas City Star                          NDA                            Kansas City, Missouri
        Signet Partners                               NDA                            Austin, Texas

        Oracle Corporation                            Tri-party NDA  with MCC        NAG
        Middleware                                    Tri-party NDA  with MCC        NAG

        IBEX - Global Business Alliance inc           NDA                            55 Metcalf Street, suite 1490
                                                                                     Ottawa, Ontario, Canada  KIP 6N4

        Morgan Guarentee Trust                        NDA                            New York, New York

        IBM Corporation                               NDA                            500 Columbus Ave
                                                                                     Thornwood, NY 10594

        M2K                                           NDA                            Austin, Texas
        Maxserve                                      NDA                            Delaware
        Insurance Verification Network                NDA                            NAG
        First Union National Bank                     NDA                            NAG
        Vitual Media Services                         Confidentiality Agreement      NAG

        Metrowerks                                    NDA                            3925 West Braker Lane, suite 310
                                                                                     Austin Tx 78759-7405
                                                                                     512-305-0439


        SBC Communications Inc                        NDA                            175 E Houston St, room 10-H-60
                                                                                     San Antonio, TX 78205
                                                                                     210-351-5020


        John Trube, Contractor                        NDA
        Susan Barry, Contractor                       NDA
        Kathy Wells, Contractor                       NDA
        Louis Scalpati, Contractor                    NDA
        Bruce Sheehan, Contractor                     NDA
        Emmett Muckeroy, Contractor                   NDA
        Richard Cole, Contractor                      NDA
        Greg Balfanz                                  NDA




6 F. - TEN LARGEST VENDORS & CUSTOMERS FOR 1996

                                            Vendors

         Barron McDonald & Wells
         EMPLOYERS HEALTH
         KOGER EQUITY
         MCC
         Coopers & Lybrand
         TECHNOLOGIC
         Eureka Software Solutioins
         Sicola Martin
         Fischbein, Badillo
         Akin Gump


                                          Customers

         Happysize
         Management Science Assoc.
         MCC
         Digital Equipment Corp
         Austin Amereican Statesman
         Usefulware, Inc.
         BSG
         IBM
         ESCA Corp
         World Clique

6 G.  CONTRACTS, LEASES, AGREEMENTS, & COMMITMENTS


---------------------------------------------------------------------------------------------------------------------------
File     Name                                       Type                              Address
---------------------------------------------------------------------------------------------------------------------------
     2.1 Benefit America                            Benefit Alternatives              Benefit America
                                                                                      P.O. Box 1365
                                                                                      Columbia, SC  29202-1365
                                                                                      (803) 731-5555

     2.1 Employers Health Insurance Co.             Dental Insurance                  1100 Employers Blvd.
                                                                                      Green Bay, WI  54344
                                                                                      (800) 558-4444

     2.1 Colonial Life & Accident Ins Co.           Flexible Benefits Plan            NAG
                                                    Medical Reimbursement             NAG
                                                    Dependent Care                    NAG



    3.11 Microelectronics & Computer                Satisfaction Of Indebtedness      3500 West Balcones Center Dr.
         Technology Corp                                                              Austin, TX  78759-6509
                                                                                      (512) 343-0978

     3.3 Northern Telecom Inc.                      Reseller Agreement                1000 Park Forty Plaza
                                                                                      Durham, North Carolina  27717
                                                                                      (919) 992-5000

     3.7 South Carolina Utility                     Site License Agreement            1426 Main Street
                                                                                      Columbia, SC  29201
                                                                                      (803) 748-3361

     3.7 Performance Technology                     Reseller Agreement                800 Lincoln Center
                                                                                      7800 IH-10 West
                                                                                      San Antonio, TX

     3.7 Management Science Associates              Reseller Agreement                6565 Penn Avenue
                                                                                      Pittsburgh, PA 15206-4490


     3.8 East Central Area Reliability (ECAR)       Certification Authority Agrmnt    220 Market Avenue South
                                                                                      Suite 501
                                                                                      Canton, Ohio  44702

     3.8 MAPPCOR                                    Certification Authority Agrmnt    1111 third Avenue South
                                                                                      Suite 430
                                                                                      Minneapolis, Minnesota  55404



     3.8 Southwest Power Pool                       Certification Authority Agrmnt    415 North McKinley
                                                                                      700 Plaza West
                                                                                      Little Rock, AR  72205-3020

     3.8 The New England Power Pool                 Certification Authority Agrmnt    One Sullivan Road,
                                                                                      Holyoke, MA  01040-2841

     3.8 Mid-America Interconnected Network         Certification Authority Agrmnt    939 Parkview Blvd.
                                                                                      Lombard, Illinois  60148-3267

     3.8 Public Service Company of Colorado         Certification Authority Agrmnt    Lookout Center
                                                                                      P.O. Box 1078
                                                                                      Golden, Colorado  80402-1078

     3.8 VACAR                                      Certification Authority Agrmnt    NAG
         Carolina Power & Light
         South Carolina Electric & Gas
         South Carolina Public Service Auth
         Duke Power Company
         Virginia Electric and Power
         Yadkin Inc.
         US. Dept Of Energy/
         Southeastern Power Administration


     3.8 BSG Alliance/IT, Inc.                      Reseller Agreement                11 Greenway Plaza
                                                                                      Suite 800
                                                                                      Houston, TX  77046-1102

     3.8 BSG Alliance/IT, Inc.                      Principles of Cooperation
         Cegelec ESCA                               Principles of Cooperation         11120 NE 33rd Place
                                                                                      Bellevue, Washington  98004

     3.9 Dept Of The Air Force                      Award/Contract (AMII)             DCMAO San Antonio
                                                                                      615 E. Houston St
                                                                                      PO Box 1040
                                                                                      San Antonio, TX  78294-1040

     3.9 Dept Of The Air Force                      Award/Contract (AMII)             DCMAO San Antonio
                                                    MODIFICATION                      615 E. Houston St
                                                                                      PO Box 1040
                                                                                      San Antonio, TX  78294-1040

    3.10 International Business Machines            JTSN Outsource Services           Payment Certification Technology
                                                                                      IBM
                                                                                      500 Columbus Avenue
                                                                                      Thornwood, NY  10594

    3.10 International Business Machines            Teaming Agreement                 Payment Certification Technology
                                                                                      IBM
                                                                                      500 Columbus Avenue
                                                                                      Thornwood, NY  10594

    3.11 Technologic, Inc.                          OEM Agreement                     4170 Ashford Dunwoody Road
                                                                                      Suite 465
                                                                                      Atlanta, GA  30319

    3.12 Global Business Alliance Inc.              Joint Development & License       55 Metcalfe Street
                                                                                      Suite 1490
                                                                                      Ottawa, Ontario
                                                                                      Canada  KIP 6N4

    3.14 BancBoston Leasing Inc.                    Capital Leases                    100 Federal St.
                                                                                      Boston, Massachusetts  02110

    3.14 Graybar Financial Services                 Capital Leases                    201 West Big Beaver Rd.
                                                                                      Suite 800
                                                                                      Troy, Michigan  48084
                                                                                      (810) 689-7000

    3.14 High-Tech Leasing Inc.                     Capital Leases                    8 Boulevard Street
                                                                                      Milton, MA  02186
                                                                                      (617) 696-3203

    3.14 Koger Equity                               Operating Leases                  Leasing & Management Office
                                                                                      3420 Executive Center Dr.
                                                                                      Austin, TX  78731
                                                                                      (512)  345-1893

    3.14 Pitney Bowes Credit Corp.                  Operating Leases                  201 Merritt Seven
                                                                                      Norwalk, CT  06856-5151


    3.14 AT&T Capital Corp.                         Operating leases                  P.O. Box 96064
                                                                                      Bellevue, WA  98009
                                                                                      (800) 426-9973

    3.14 CDP Imaging Systems                        Operating Leases                  2120 Denton Drive
                                                                                      Suite 102
                                                                                      Austin, TX  78758
                                                                                      (512) 834-2679

    3.14 UUNET                                      Operating Leases                  3060 Williams Dr
                                                                                      Fairfax, VA  22031

    3.14 AT&T Wireless                              Operating Leases                  1120 Loop 360
                                                                                      Austin, TX  78746

    3.14 Sanwa Leasing Corp                         Capital Lease                     P.O. Box 371992
                                                                                      Pittsburgh, PA  15250-7992

    3.14 Sybase/JLA Credit Corp                     Operating Leases                  970 West 190th Street
                                                                                      Torrance, CA  90502

    3.14 Berthal Fisher Corp                        Operating Leases                  Telecommunication Income
                                                                                      Fund IX, LP
                                                                                      Box 780292
                                                                                      Milwaukee, WI  53278-0292

    3.15 Morgan Guaranty Trust Company              Evaluation Agreement              60 Well Street
                                                                                      Suite 75 W
                                                                                      New York, NY  10260

    3.16 Eureka Software Solutions Inc.             Service Agreement                 6010 Balcones Drive
                                                                                      Suite 280
                                                                                      Austin, TX  78731

    3.21 World Clique                               Reseller Agreement                3539 Motor Avenue
                                                                                      Los Angeles, California  90034

    3.22 BlueWare, Inc.                             Reseller Agreement                P.O. Box 329
                                                                                      Cadillac, MI  49601

     8.4 Paul Painter & John Hardin                 Patent Assignment                 3636 Executive Center Drive
                                                                                      Austin, TX  78731

     9.1 Gambrell Wilson & Hamilton, LLP            Intellectual Property Audit       801 Congress Avenue
                                                                                      Suite 2150
                                                                                      Austin, TX  78701

     9.3 Charles Petrie & Wayne Allen               U.S. Patent                       3636 Executive Center Drive
                                                                                      Austin, TX  78731

     9.3 Paul Painter & John Hardin                 U.S. Patent Application           3636 Executive Center Drive
                                                                                      Austin, TX  78731

XX       Trade Mark                                 TradeWave

XX       TradeMark                                  HealthWave

         TradeMark Applications                     TradeAuthority
                                                    TradeCertificate
                                                    Galaxy
                                                    TradeVPI
                                                    TradeAttache
                                                    TradeAgent
                                                    MacWeb



         Refer To Sched. 6 C. For NDAs

6 H. - LICENSES & PERMITS FOR BUSINESS

------------------------------------------------------------------------------
File     Name                                       Type
------------------------------------------------------------------------------

     1.1 State of Delaware                          Incorporation

6 I. - OUTSTANDING JUDGMENTS & DECREES

------------------------------------------------------------------------------
File     Name                                       Type
------------------------------------------------------------------------------


         None

6 J. - LABOR AGREEMENTS

-------------------------------------------------------------------------------
File     Name                                       Type
-------------------------------------------------------------------------------

     2.7 Donald Hackett                             Employment Agreements
     2.7 Roy Smith                                  Employment Agreements

     2.7 Ken Wyrick                                 Employment Agreements
     2.7 Wayne Allen                                Employment Agreements

     2.7 Kevin Gourley                              Employment Agreements

     2.7 Doug Rosenthal                             Employment Agreements

     2.7 Paul Painter                               Employment Agreements

     2.7 Ken Fiduk                                  Employment Agreements

     2.7 Alexander Cavalli                          Employment Agreements

     2.7 Patricia Friar                             Employment Agreements

     2.7 John Hardin                                Employment Agreements
     2.7 Clay Harris                                Employment Agreements


         John Arisco                                Consulting Agreement
         Chris Britton                              Consulting Agreement
         Rich Cardona                               Consulting Agreement
         Alex Cavalli                               Consulting Agreement
         Lou Desmond                                Consulting Agreement
         David Dow                                  Consulting Agreement
         David Eckelkamp                            Consulting Agreement
         Ken Fiduk                                  Consulting Agreement
         Cynthia Gardner                            Consulting Agreement
         Kevin Gourley                              Consulting Agreement
         Michael Gray                               Consulting Agreement
         John Hardin                                Consulting Agreement
         Clay Harris                                Consulting Agreement
         Virginia Hern                              Consulting Agreement
         Trey Isaacks                               Consulting Agreement
         Warren James                               Consulting Agreement
         Evelyn Marr                                Consulting Agreement
         Russell Martinez                           Consulting Agreement
         Mary McCommon                              Consulting Agreement
         Carmin McLaughlin                          Consulting Agreement
         Tom Myers                                  Consulting Agreement
         Paul Painter                               Consulting Agreement
         Elizabeth Robertson                        Consulting Agreement
         Doug Rosenthal                             Consulting Agreement
         Dale Smith                                 Consulting Agreement
         Steve Smith                                Consulting Agreement
         Michael Strong                             Consulting Agreement
         Eric Friar                                 Consulting Agreement

6 K. - OCCUPATIONAL SAFETY

------------------------------------------------------------------------------
File     Name                                       Type
------------------------------------------------------------------------------


         None

6 L. - REAL PROPERTY

-------------------------------------------------------------------------------
File     Name                                       Type
-------------------------------------------------------------------------------


         None

6 M. - POTENTIAL CONFLICTS TO ASSET ASSUMPTIONS

------------------------------------------------------------------------------------------------------------
File    Name                                  Type                          Address
------------------------------------------------------------------------------------------------------------
    3.3 Northern Telecom Inc.                 Reseller Agreement            1000 Park Forty Plaza
                                                                            Durham, North Carolina  27717
                                                                            (919) 992-5000




    3.8 BSG Alliance/IT, Inc.                 Reseller Agreement            11 Greenway Plaza
                                                                            Suite 800
                                                                            Houston, TX 77046-1102

    3.8 BSG Alliance/IT, Inc.                 Principles of Cooperation
        Cegelec ESCA                          Principles of Cooperation     11120 NE 33rd Place
                                                                            Bellevue, Washington 98004

   3.10 International Business Machines       JTSN Outsource Services       Payment Certification
                                                                            Technology
                                                                            IBM
                                                                            500 Columbus Avenue
                                                                            Thornwood, NY 10594

   3.10 International Business Machines       Teaming Agreement             Payment Certification
                                                                            Technology
                                                                            IBM
                                                                            500 Columbus Avenue
                                                                            Thornwood, NY 10594

   3.11 Technologic, Inc.                     OEM Agreement                 4170 Ashford Dunwoody Road
                                                                            Suite 465
                                                                            Atlanta, GA 30319


   3.14 BancBoston Leasing Inc.               Capital Leases                100 Federal St.
                                                                            Boston, Massachusetts  02110

   3.14 Graybar Financial Services            Capital Leases                201 West Big Beaver Rd.
                                                                            Suite 800
                                                                            Troy, Michigan 48084
                                                                            (810) 689-7000

   3.14 High-Tech Leasing Inc.                Capital Leases                8 Boulevard Street
                                                                            Milton, MA 02186
                                                                            (617) 696-3203

   3.14 Koger Equity                          Operating Leases              Leasing & Management Office
                                                                            3420 Executive Center Dr.
                                                                            Austin, TX 78731
                                                                            (512) 345-1893

   3.14 Pitney Bowes Credit Corp.             Operating Leases              201 Merritt Seven
                                                                            Norwalk, CT 06856-5151


   3.14 AT&T Capital Corp.                    Operating leases              P.O. Box 96064
                                                                            Bellevue, WA 98009
                                                                            (800) 426-9973

   3.14 CDP Imaging Systems                   Operating Leases              2120 Denton Drive
                                                                            Suite 102
                                                                            Austin, TX 78758
                                                                            (512) 834-2679

   3.14 UUNET                                 Operating Leases              3060 Williams Dr
                                                                            Fairfax, VA 22031


   3.14 AT&T  Wireless                        Operating Leases              1120 Loop 360
                                                                            Austin, TX 78746

   3.14 Sanwa Leasing Corp                    Capital Lease                 P.O. Box 371992
                                                                            Pittsburgh, PA 15250-7992

   3.14 Sybase/JLA Credit Corp                Operating Leases              970 West 190th Street
                                                                            Torrance, CA 90502

   3.14 Berthal Fisher Corp                   Operating Leases              Telecommunication Income
                                                                            Fund IX, LP
                                                                            Box 780292
                                                                            Milwaukee, WI 53278-0292

6 P. - ACCOUNTING PRACTICES NOT CONSISTENT WITH GAAP

-------------------------------------------------------------------------------
File     Name                                       Type
-------------------------------------------------------------------------------


         None